Exhibit 99.1
FOR IMMEDIATE RELEASE

Business Development Corporation of America, Business Development Corporation of America II
and BDCA Venture, Inc. Jointly Announce Issuance of SEC Notice on
Application for Co-Investment Exemptive Relief

New York, New York, May 13, 2015 ˗ Business Development Corporation of America (“BDCA”), Business Development Corporation of America II (“BDCA II”) and BDCA Venture, Inc. (“BDCV”) jointly announced today that on May 11, 2015, the Securities and Exchange Commission (“SEC”) issued a “notice” regarding its intent to issue an order permitting BDCA, BDCA II and BDCV (collectively, the “Companies”) to co-invest together in portfolio companies subject to certain conditions included therein (the “Notice”).  The Companies filed an initial application requesting exemptive relief, which would also cover future affiliated business development companies and closed-end funds, for co-investments on October 2, 2014, which was amended on March 13, 2015.

As stated in the Notice, an order granting the requested relief will be issued unless the SEC orders a hearing.  If no requests for hearing are submitted to the SEC by June 8, 2015, the Companies expect the SEC’s exemptive order to be issued on or around June 9, 2015.

Peter M. Budko, Chairman and Chief Executive Officer of BDCA and BDCA II and a member of the investment committee for BDCV’s investment adviser, commented, “We are extremely pleased with this transformative event for BDCA, BDCA II and BDCV and their shareholders.  The granting of this permission by the SEC will allow each of our BDCs to leverage off of the size and scale of our overall platform through co-investments in attractive transactions regardless of size.”

“We are excited about the possibility to co-invest on prospective deals,” added Robert K. Grunewald, President and Chief Investment Officer of BDCA and a member of the investment committee of BDCV’s investment adviser.  “Co-investments among our managed BDCs will allow us to greatly expand and diversify deal flow across our platform further improving the value proposition for all of our shareholders.”

About BDCA

BDCA is a non-traded business development company that invests in both the debt and equity of private middle market companies.  BDCA is closed to new investments. This press release is not an offer to sell these securities and is not soliciting an offer to buy these securities.

About BDCA II

A registration statement relating to the common stock of BDCA II was filed with and has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). These securities have not been approved or disapproved by the SEC or any state securities commission, nor have they passed upon the accuracy or adequacy of the prospectus. The offering of BDCA II’s common stock is being made solely by means of a written prospectus forming part of the effective registration statement. The prospectus, which is available at www.bdca2.com and http://www.sec.gov and may be obtained by calling 1-888-518-8073, contains additional information about BDCA II. The prospectus should be read carefully by an investor before investing. Investors are advised to consider the investment objectives, risks, charges and expenses of BDCA II carefully before investing. This press release is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

About BDCV

BDCA Venture, Inc. (www.BDCV.com) is a closed-end fund regulated as a business development company under the Investment Company Act of 1940, as amended, that seeks to maximize total return by generating current income through debt investments in growth companies and, to a lesser extent, through capital appreciation.  BDCA Venture’s shares are listed on Nasdaq under the ticker symbol “BDCV.”

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements, including statements with regard to the future performance of BDCA. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different.

Prospective investors should consider the investment objectives, risks, and charges and expenses of BDCA II carefully before investing. BDCA II’s prospectus contains information about these important issues as well as other information about BDCA II. A prospectus for BDCA II may be obtained by calling 877-373-2522 or writing us in care of: Realty Capital Securities, LLC, One Beacon Street, 14th Floor, Boston, MA 02108. You may also download a copy of BDCA II’s prospectus by going to www.bdca2.com. Please read the prospectus carefully before investing.

Contacts

BDCA
Anthony J. DeFazio SVP of Public Relations DDCworks tdefazio@ddcworks.com Ph: (484-342-3600)	Andrew G. Backman Managing Director Investor & Public Relations abackman@rcscapital.com Ph: (212-415-6500)	Nicholas Radesca CFO, Treasurer & Secretary BDCA nradesca@arlcap.com Ph: (212-415-6500)
BDCA II
Anthony J. DeFazio SVP of Public Relations DDCworks tdefazio@ddcworks.com Ph: (484-342-3600)	Andrew G. Backman Managing Director Investor & Public Relations abackman@rcscapital.com Ph: (212-415-6500)	Katie P. Kurtz CFO, Treasurer & Secretary BDCA II kkurtz@arlcap.com Ph: (212-415-6500)

BDCV
Kristin A. Brown, 646-558-1181
Vice President Investor Relations
kbrown@rcscapital.com